As filed with the Securities and Exchange Commission on May 12, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
------------
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

55-0856151

(IRS Employer Identification Number)

5885 Hollis Street, Suite 100
Emeryville, CA  94608
(510) 450-0761

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John G. Melo
President and Chief Executive Officer
5885 Hollis Street, Suite 100
Emeryville, CA  94608
(510) 450-0761

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all correspondence to:

Gordon K. Davidson, Esq.
Daniel J. Winnike, Esq.

Fenwick & West LLP
801 California Street
Mountain View, California 94041
(650) 988-8500

From time to time after the effectiveness of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.0001 par value per share	15,836,454	$2.19	$34,681,834.26	$4,030.03

(1)
Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of our common stock.

(2)
In accordance with Rule 457(c) under the Securities Act of 1933, the aggregate offering price of our common stock is estimated solely for the purpose of calculating the registration fees due for this filing. For the initial filing of this Registration Statement, this estimate was based on the average of the high and low sales price of our common stock reported by The NASDAQ Global Select Market on May 8, 2015.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with  Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING STOCKHOLDERS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION DATED MAY 12, 2015

PROSPECTUS

15,836,454 Shares

AMYRIS, INC.

Common Stock

This prospectus relates to an aggregate of up to 15,836,454 shares of our common stock that may be resold from time to time by the selling stockholder named in this prospectus for its own account.  We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder.

The selling stockholder will acquire the shares in connection with that certain Common Stock Purchase Agreement dated as of February 24, 2015 by and between us and Nomis Bay Ltd. (“Nomis Bay”). The selling stockholder may sell the shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.  The selling stockholder may sell the shares at any time at market prices prevailing at the time of sale or at privately negotiated prices.  For more information regarding the acquisition of shares and the selling stockholder, see “Selling Stockholder” and “Plan of Distribution” below.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “AMRS.”  On May 8, 2015, the closing price of our common stock was $2.03.  None of the other securities we may offer are currently traded on any securities exchange.

Investing in our securities involves risks.  See “Risk Factors” commencing on page 11.  You should carefully read this prospectus, any applicable prospectus supplements and the documents incorporated herein before making any investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 12, 2015.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	4
PROSPECTUS SUMMARY	5
RISK FACTORS	11
FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	12
THE SELLING STOCKHOLDER	14
PLAN OF DISTRIBUTION	15
DESCRIPTION OF CAPITAL STOCK	18
LEGAL MATTERS	22
EXPERTS	22
WHERE YOU CAN FIND MORE INFORMATION	22
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	23

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (“Securities Act”), using a “shelf” registration process. Under this shelf registration process, the selling stockholder may, from time to time, sell or otherwise dispose of up to 15,836,454 shares of our common stock. This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. You should read the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The securities described in this prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process to register 15,836,454 shares of our common stock, or (the “Shares”).  The Shares are issuable to a selling stockholder at the discretion of the Company pursuant to that Common Stock Purchase Agreement dated as of February 24, 2015 by and between the Company and the selling stockholder (the “Purchase Agreement”), and as described in the Current Report on Form 8-K filed by us with the SEC on February 26, 2015.  The Shares are being registered for resale or other disposition by the selling stockholder.  We will not receive any proceeds from the sale or other disposition of the Shares registered hereunder, or interests therein.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional information, such as additional risk factors or other special considerations applicable to us, our business or results of operations or our common stock, and may also update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Unless the context otherwise requires, “AMRS,” the “Company,” “we,” “us,” “our” and similar names refer to Amyris, Inc. References to “selling stockholder” refer to the stockholder listed herein under the heading “Selling Stockholder” on page 14, who may sell shares from time to time as described in this prospectus.

PROSPECTUS SUMMARY

This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision.

Company Overview

Amyris has industrialized synthetic biology and is delivering renewable products globally into various markets ranging from consumer care to fuels. We believe industrial synthetic biology represents a third industrial revolution bringing together biology and engineering to generate new, more sustainable materials to meet the growing global demand. We have built a powerful technology platform, robust manufacturing capability, and a strong pipeline of ongoing collaborations with world-leading companies in a variety of industries. We are working to build demand for our current portfolio of products through a network of distributors and through direct sales in the cosmetics, flavors and fragrances, performance materials, and transportation fuels and lubricants markets. We are also engaged in collaborations across a variety of markets, including our current product markets and new markets, to drive additional product sales and partnership opportunities.

We were founded in 2003 in the San Francisco Bay Area by a group of scientists from the University of California, Berkeley. Our first major milestone came in 2005 when, through a grant from the Bill & Melinda Gates Foundation, we developed technology capable of creating microbial strains to produce artemisinic acid - a precursor of artemisinin, an effective anti-malarial drug. In 2008, we granted royalty-free licenses to allow Sanofi-Aventis (or Sanofi), to produce artemisinic acid using our technology. Since 2013, Sanofi has been distributing millions of artemisinin-based anti-malarial treatments incorporating this artemisinic acid. Building on our success with artemisinic acid, in 2007 we began applying our technology platform to develop, manufacture and sell sustainable alternatives to a broad range of materials.

We focused our initial development efforts primarily on the production of Biofene®, our brand of renewable farnesene, a long-chain, branched hydrocarbon molecule that we manufacture using engineered microbes in fermentation. Using farnesene as a first commercial building block molecule, we have developed a wide range of renewable products for our various target markets including cosmetics, pharmaceuticals, flavors and fragrances and fuels. Our technology platform allows us to rapidly develop microbial strains to produce other target molecules, and in 2014, we began manufacturing additional molecules for the flavors and fragrances industry.

Amyris' microbial engineering and screening technologies modify the way microorganisms process sugars in a fermentation process. We use our proprietary platform to design microbes, primarily yeast, to serve as living factories in established fermentation processes to convert plant-sourced sugars into high-value hydrocarbon molecules instead of low-value alcohol. The first two molecules we developed through this process were artemisinic acid and farnesene. In 2014, we began production of a third molecule at industrial scale and development of various other molecules in our labs. We and our partners develop products from these hydrocarbon ingredients for several target markets, including cosmetics, flavors and fragrances, performance materials, transportation fuels and lubricants. Further, in connection with our partners we have commercialized products for the cosmetics and flavors and fragrances markets.

We are able to use a wide variety of feedstocks for production, but have focused on accessing Brazilian sugarcane for our large-scale production because of its renewability, low cost and relative price stability. We have also successfully used other feedstocks such as sugar beets, corn dextrose, sweet sorghum and cellulosic sugars at our various manufacturing facilities.

Our mission is to apply inspired science to deliver sustainable solutions for a growing world. We seek to become the world's leading provider of renewable, high-performance alternatives to non-renewable chemicals and fuels. In the past, choosing a renewable product often required producers to compromise on performance or price. With our technology, leading consumer brands can develop products made from renewable sources that offer equivalent or better performance and stable supply with competitive pricing. We call this our No Compromise® value proposition. We aim to improve the world one molecule at a time by providing consumers with the best alternatives.

We have developed and are operating our company under an innovative business model that generates cash from both collaborations and from product sales margins. We believe this combination will enable us to realize our vision of becoming the world’s leading renewable products company.

We were founded in 2003 and completed our initial public offering in 2010. As of January 31, 2015, we had 404 employees (including 245 in the United States and 159 in Brazil). Our corporate headquarters and pilot plant are located in Emeryville, California, and our Brazil headquarters and pilot plant are located in Campinas, Brazil. We have two operating subsidiaries, Amyris Brasil Ltda. (or Amyris Brasil) and Amyris Fuels LLC (or Amyris Fuels). Amyris Brasil oversees establishment and expansion of our production in Brazil. Amyris Fuels was originally established to help us develop fuel distribution capabilities in the United States by selling ethanol and reformulated ethanol-blended gasoline. In the third quarter of 2012, we transitioned out of the ethanol and ethanol-blended gasoline business, to focus our efforts on production and commercialization of renewable products.

Amyris, the Amyris logo, Biofene, Biossance, Dial-A-Blend, Diesel de Cana , Evoshield, µPharm, Myralene, Muck Daddy, Neossance and No Compromise are trademarks or registered trademarks of Amyris, Inc. This prospectus also contains trademarks and trade names of other business that are the property of their respective holders.

Our principal executive offices are located at 5885 Hollis Street, Suite 100, Emeryville, CA 94608 and our telephone number at that address is (510) 450-0761.

Committed Equity Line Financing With Nomis Bay

On February 24, 2015, we entered into the Purchase Agreement and a Registration Rights Agreement with Nomis Bay (the “Registration Rights Agreement”).  Pursuant to the Purchase Agreement, we may, subject to certain conditions, require Nomis Bay to purchase up to $50.0 million worth of shares of our common stock over the 24-month term following the effective date of the registration statement that includes this prospectus.  From time to time over the 24-month term, and in our sole discretion, we may present Nomis Bay with up to 24 draw down notices requiring Nomis Bay to purchase a specified dollar amount of shares of the Company’s common stock, based on the volume weighted average price of our common stock over 10 consecutive trading days prior to the date we deliver a draw down notice (the “10-Day VWAP”). The per share purchase price for these shares equals the daily volume weighted average price of our common stock on each date during the 10 consecutive trading days following delivery of the draw down notice (a “Draw Down Period”) on which shares are purchased, less a discount ranging from 3.0% to 6.25%, which discount is based on the 10-Day VWAP. The maximum amount of shares that may be sold in any Draw Down Period ranges from shares having aggregate purchase prices of $325,000 to $3,250,000, based on the 10-Day VWAP. Alternatively, in our sole discretion, but subject to certain limitations, we may require Nomis Bay to purchase a percentage of the daily trading volume of the Company’s common stock for each trading day during the Draw Down Period. The Company will not sell under the Purchase Agreement a number of shares of voting common stock which, when aggregated with all other shares of voting common stock then beneficially owned by Nomis Bay and its affiliates, would result in the beneficial ownership by Nomis Bay or any of its affiliates of more than 9.9% of the then issued and outstanding shares of common stock.

In connection with the execution of the Purchase Agreement, we paid a commitment fee of $175,000 to Nomis Bay and a document preparation fee of $35,000 to Nomis Bay’s counsel. Should we elect to make any draw downs under the facility, we would be required to pay an additional $275,000 to Nomis Bay prior to the first such draw down.

Prior to the effectiveness of the registration statement that includes this prospectus, we have issued no shares of our common stock to Nomis Bay pursuant to the terms of the Purchase Agreement.

Nomis Bay has agreed that during the term of the Purchase Agreement, neither it nor any of its affiliates will not engage in any short sales involving the Company’s securities or grant any option to purchase, or acquire any right to dispose of or otherwise dispose for value of, any shares of common stock or any securities convertible into or exercisable or exchangeable for any shares of common stock, or enter into any swap, hedge or other similar agreement that transfers, in whole or in part, the economic risk of ownership of the common stock.

The sale of the shares to Nomis Bay under the Purchase Agreement is exempt from registration under the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) under the Securities Act.

The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. Before Nomis Bay is obligated to purchase any shares of our common stock pursuant to a Request Notice, certain conditions specified in the Purchase Agreement must be satisfied, including the following:

•
each of our representations and warranties in the Purchase Agreement (a) that are not qualified by “materiality” or “material adverse effect” must be true and correct in all material respects and (b) that are qualified by “materiality” or “material adverse effect” must be true and correct when made and must be true and correct as of the applicable Fixed Request exercise date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date;

•	we must have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required to be performed, satisfied or complied with by us;

•	the registration statement of which this prospectus forms a part must be effective under the Securities Act;

•
we must not have received any request by the SEC or any other federal or state governmental authority for any additional information relating to the registration statement, any prospectus or prospectus supplement, or any amendment thereof;

•
we must not have received any issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or prohibiting or suspending the use of any prospectus or any prospectus supplement;

•
there shall not be the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in this prospectus, the registration statement that includes this prospectus, or any related prospectus or prospectus supplement, untrue or which requires the making of any additions to or changes to the statements then made and we shall have no knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the registration statement;

•
we shall have timely filed with the SEC all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by us pursuant to the reporting requirements of the Exchange Act;

•	trading in our common stock must not have been suspended by the SEC, any national securities exchange or the Financial Industry Regulatory Authority;

•
we must have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;

•
no statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction shall have been enacted, entered, promulgated, threatened or endorsed which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement;

•
no action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transaction;

•	the shares issuable pursuant to such Request Notice shall have been duly authorized by all necessary corporate action of the Company; and

•	all of the Shares that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on the applicable trading market, subject only to notice of issuance.

There is no guarantee that we will be able to meet the foregoing conditions or any of the other conditions in the Purchase Agreement or that we will elect to or be able to draw down any portion of the amounts available under the equity line with Nomis Bay.

The Purchase Agreement may be terminated at any time by the mutual written consent of the parties. Unless earlier terminated, the Purchase Agreement will terminate automatically on the earlier to occur of (i) the first day of the month next following the 24-month anniversary of the effective date of the registration statement of which this prospectus forms a part (which term may not be extended by the parties), (ii) the date on which Nomis Bay purchases the entire commitment amount under the Purchase Agreement, (iii) the date on which our common stock ceases to be listed or quoted on a trading market or (iv) the six-month anniversary of the date of the Purchase Agreement, if we have not as of such date (a) delivered to Nomis Bay a draw down notice and (b) paid to Nomis Bay all fees and amounts owed to Nomis Bay and its counsel pursuant to the Purchase Agreement. We may terminate the Purchase Agreement on one trading day’s prior written notice to Nomis Bay, subject to certain conditions. Nomis Bay may terminate the Purchase Agreement effective upon one trading day prior written notice to us under certain circumstances, including the following:

•
the existence of any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on our business, operations, properties or financial condition material and adverse to us;

•	we enter into an agreement providing for certain types of financing transactions that are similar to the Purchase Agreement;

•	certain transactions involving a change in control of the company or the sale of all or substantially all of our assets have occurred;

•
we are in breach or default in any material respect under any of the provisions of the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 trading days after notice of such breach or default is delivered to us;

•
while Nomis Bay holds any shares issued under the Purchase Agreement, the effectiveness of the registration statement that includes this prospectus is suspended or the use of this prospectus is suspended or prohibited, and such suspension or prohibition continues for a period of 20 consecutive trading days or for more than an aggregate of 60 trading days in any 365-day period, subject to certain exceptions;

•	trading in our common stock is suspended, and such suspension continues for a period of 20 consecutive trading days or for more than an aggregate of 60 trading days in any 365-day period;

•	we have filed for and/or are subject to any bankruptcy, insolvency, reorganization or liquidation proceedings; or

•
we are in material breach of the Purchase Agreement and, if such breach or default is capable of being cured, such breach or default is not cured within 10 trading days after notice of such breach or default is delivered to us.

The Purchase Agreement provides that no termination of the Purchase Agreement will limit, alter, modify, change or otherwise affect any of the parties' rights or obligations with respect to any pending draw down, and that the parties must fully perform their respective obligations with respect to any such pending draw down under the Purchase Agreement, provided all of the conditions to the settlement thereof are timely satisfied. The Purchase Agreement also provides for indemnification of Nomis Bay in the event that Nomis Bay incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by us of any of our representations and warranties under the Purchase Agreement or the other related transaction documents or any action instituted against Nomis Bay or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations.

If we issue a draw down notice and fail to deliver the shares to Nomis Bay on the applicable settlement date, and such failure continues for 10 trading days, we agreed to pay Nomis Bay, in addition to all other remedies available to Nomis Bay under the Purchase Agreement, an amount in cash equal to 2.0% of the purchase price of such shares for each 30-day period the shares are not delivered, plus accrued interest.

We also agreed, among other things, to indemnify Nomis Bay from certain liabilities and fees and expenses of Nomis Bay incident to our obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act. Nomis Bay has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities that may be based upon written information furnished by Nomis Bay to us for inclusion in a registration statement pursuant to the Registration Rights Agreement, including certain liabilities under the Securities Act.

Financial West Group, or FWG, member FINRA/SIPC, served as our placement agent in connection with the financing arrangement contemplated by the Purchase Agreement. We have paid to FWG a placement fee equal to $15,000. We have agreed to indemnify and hold harmless FWG against certain liabilities, including certain liabilities under the Securities Act.

Additionally, pursuant to the Registration Rights Agreement we granted to Nomis Bay certain registration rights related to the shares issuable in accordance with the Purchase Agreement. Under the Registration Rights Agreement, we agreed to use commercially reasonable efforts to prepare and file with the SEC one or more registration statements for the purpose of registering the resale of the maximum shares of common stock issuable pursuant to the Purchase Agreement.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and Registration Rights Agreement, copies of which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC, which is incorporated herein by reference, and may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. These risk factors should be read together with the financial and other information contained or incorporated by reference in this prospectus before making a decision to buy our common stock. If any of the risks actually occur, our business, financial condition and results of operations could suffer. In these circumstances, the market price of our common stock could decline and you may lose all or part of your investment in our common stock.

Additional risks and uncertainties beyond those set forth in our reports and not presently known to us or that we currently deem immaterial may also affect our operations. Any risks and uncertainties, whether set forth in our reports or otherwise, could cause our business, financial condition, results of operations and future prospects to be materially and adversely harmed. The trading price of our common stock could decline due to any of these risks and uncertainties, and, as a result, you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties, including those discussed under the heading “Risk Factors” above, include the possibilities of delays or failures in development, production or commercialization of products, and in our reliance on third parties to achieve our goals.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning product research, development and commercialization plans and timelines; any statements regarding expected production capacities, volumes and costs; any statements regarding anticipated benefits of our products and expectations for commercial relationships; any other statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. In addition, the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings generally identify forward-looking statements.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus, any supplements to this prospectus and the documents that we reference in this prospectus with the understanding that our actual future results may be materially different from what we expect.

The forward-looking statements in this prospectus and in any prospectus supplement or other document we have filed with the SEC represent our views as of the date thereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future or to conform these statements to actual results or revised expectations, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Nomis Bay. We will receive no proceeds from the sale of shares of common stock by Nomis Bay in this offering. However, we may receive gross proceeds of up to $50,000,000 under the Purchase Agreement over an approximately 24-month period beginning February 2015, assuming that we sell the full amount to Nomis Bay under the Purchase Agreement and assuming the market price of our common stock at the time of such sales maintains certain minimum thresholds. See “Plan of Distribution” elsewhere in this prospectus for more information.

We will have broad discretion in the way that we use the net proceeds received under the Purchase Agreement.  We intend to use the net proceeds from the sale of the securities under the Purchase Agreement for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, commercial expenditures, repayment of indebtedness, acquisitions of new technologies or businesses, and investments.  The amounts that we actually spend for the purposes described above may vary significantly and will depend, in part, on the timing and amount of our future revenues, our future expenses and any potential acquisitions that we may propose.

DETERMINATION OF OFFERING PRICE

The selling stockholder may offer and sell the shares of common stock covered by this prospectus at prevailing market prices or privately negotiated prices. See “Plan of Distribution.”

THE SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by the selling stockholder of any or all of the shares of common stock that may be issued by us to Nomis Bay under the Purchase Agreement. For additional information regarding the issuance of common stock covered by this prospectus, see “Prospectus Summary—Committed Equity Line Financing With Nomis Bay” above. We are registering the shares of common stock pursuant to the provisions of the Registration Rights Agreement we entered into with Nomis Bay on February 24, 2015 in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, Nomis Bay has not had any material relationship with us within the past three years.

The table below presents information regarding the selling stockholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of April 30, 2015. As used in this prospectus, the term “selling stockholder” means Nomis Bay. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares in this offering.  We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of 79,924,220 shares of our common stock outstanding on April 30, 2015. Because the purchase price of the shares of common stock issuable under the Purchase Agreement is determined on each settlement date, the number of shares that may actually be sold by the Company under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering (3)
	Number(1)	Percentage(2)	Number	Number	Percentage
Nomis Bay Ltd. (4)	0	*	15,836,454	0	*

__________

*      Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)
In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that Nomis Bay may be required to purchase under the Purchase Agreement because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of Nomis Bay’s control, including the registration statement of which this prospectus is a part becoming and remaining effective. Furthermore, the maximum dollar value of each put of common stock to Nomis Bay under the Purchase Agreement is subject to certain agreed upon threshold limitations set forth in the Purchase Agreement, which are based on the market price of our common stock at the time of the draw down and, if we determine in our sole discretion, a percentage of the daily trading volume of our common stock during the Draw Down Period as well. Also, under the terms of the Purchase Agreement, we may not issue shares of our common stock to Nomis Bay to the extent that Nomis Bay or any of its affiliates would, at any time, beneficially own more than 9.9% of our outstanding common stock. This beneficial ownership limitation may not be amended or waived by the parties.

(2)	Applicable percentage ownership is based on 79,924,220 shares of our common stock outstanding as of April 30, 2015.

(3)	Assumes the sale of all shares being offered pursuant to this prospectus.

(4)
The business address of Nomis Bay is Penboss Building, 50 Parliament Street, Hamilton HM 12 Bermuda.  Nomis Bay’s principal business is that of a private investment fund.  We have been advised that Nomis Bay is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, and that neither Nomis Bay nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer.  James Keyes and Arthur Price are the directors of Nomis Bay and have sole voting control and investment discretion over securities owned by Nomis Bay. The foregoing should not be construed in and of itself as an admission by Messrs. Keyes and Price as to beneficial ownership of the securities owned by Nomis Bay.

PLAN OF DISTRIBUTION

We are registering shares of common stock that may be issued by us from time to time to Nomis Bay under the Purchase Agreement to permit the resale of these shares of common stock after the issuance thereof by the selling stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder may decide not to sell any shares of common stock. The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the selling stockholder may arrange for other broker-dealers to participate. Nomis Bay is an “underwriter” within the meaning of the Securities Act. Any brokers, dealers or agents who participate in the distribution of the shares of common stock by the selling stockholder may also be deemed to be “underwriters,” and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Nomis Bay has advised us that it will use an unaffiliated broker-dealer to effectuate all resales of our common stock. To our knowledge, Nomis Bay has not entered into any agreement, arrangement or understanding with any particular broker-dealer or market maker with respect to the shares of common stock offered hereby, nor do we know the identity of the broker-dealers or market makers that may participate in the resale of the shares. Because Nomis Bay is, and any other selling stockholder, broker, dealer or agent may be deemed to be, an “underwriter” within the meaning of the Securities Act, Nomis Bay will (and any other selling stockholder, broker, dealer or agent may) be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of the Securities Act (including, without limitation, Sections 11, 12 and 17 thereof) and Rule 10b-5 under the Exchange Act.

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market in accordance with the rules of NASDAQ;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus.

Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholder (and, if they act as agent for the purchaser of such shares, from such purchaser). Nomis Bay has informed us that each such broker-dealer will receive commissions from Nomis Bay which will not exceed customary brokerage commissions. Broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in one or more transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above and pursuant to the one or more of the methods described above) at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus or a supplemental prospectus will be filed, disclosing:

•	the name of any such broker-dealers;

•	the number of shares involved;

•	the price at which such shares are to be sold;

•	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	other facts material to the transaction.

Nomis Bay has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The selling stockholder and any other person participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder (including, without limitation, Regulation M of the Exchange Act), which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock by, the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making and certain other activities with respect to the shares of common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the shares of common stock in the market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We have agreed to pay all expenses of the registration of the shares of common stock pursuant to the Registration Rights Agreement, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, Nomis Bay will pay all selling commissions, concessions and discounts, and other amounts payable to underwriters, dealers or agents, if any, as well as transfer taxes and certain other expenses associated with the sale of the shares of common stock. We have agreed to indemnify Nomis Bay and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Nomis Bay has agreed to indemnify us against liabilities under the Securities Act that may arise from any written information furnished to us by Nomis Bay specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

At any time a particular offer of the shares of common stock is made by the selling stockholder, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the Securities and Exchange Commission to reflect the disclosure of any required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

DESCRIPTION OF CAPITAL STOCK

Common Stock

As of March 31, 2015, our authorized capital stock included 300,000,000 shares of common stock, par value $0.0001 per share.  A description of the material terms and provisions of our restated certificate of incorporation and restated bylaws affecting the rights of holders of our common stock is set forth below.  The description is intended as a summary, and is qualified in its entirety by reference to the form of our restated certificate of incorporation and the form of our restated bylaws to that are filed as exhibits to the registration statement relating to this prospectus.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends, and only then at the times and in the amounts that our board of directors may determine.

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.  Our restated certificate of incorporation eliminates the right of stockholders to cumulate votes for the election of directors and establishes a classified board of directors, divided into three classes with staggered three-year terms.  Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing in office for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, National Association.

Stock Exchange Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “AMRS.”

Registration Rights

Certain of our stockholders hold registration rights pursuant to (i) the Amended and Restated Investors’ Rights Agreement, dated June 21, 2010, by and between us and certain of our stockholders, as amended by Amendment No. 1 to Amended and Restated Investors’ Rights Agreement dated February 23, 2012, Amendment No. 2 to Amended and Restated Investors’ Rights Agreement dated December 24, 2012, Amendment No. 3 to Amended and Restated Investors’ Rights Agreement dated March 27, 2013, Amendment No. 4 to Amended and Restated Investors’ Rights Agreement dated October 16, 2013 and Amendment No. 5 to Amended and Restated Investors’ Rights Agreement dated December 24, 2013, by and between us and certain of our stockholders (as amended, the “IRA”),  (ii) the Registration Rights Agreement dated February 27, 2012, by and between us and certain of our stockholders, (iii) the Registration Rights Agreement dated July 30, 2012 by and between the Company and Total, (iv) the Letter Agreement, dated December 24, 2013, as amended and restated on May 8, 2014, by and between us and certain of our stockholders (the “Letter Agreement”) and (v) the Registration Rights Agreement dated February 24, 2015, by and between us and Nomis Bay.

The IRA provides for various registration rights, all as described below:

Piggyback Registration Rights

If we register any of our securities for public sale, the stockholders with registration rights will have the right to include their shares in the registration statement.  However, this right does not apply to a registration relating to any of our employee benefit plans, the offer and sale of debt securities, or a registration on any registration form that does not include the information required for registration of the shares having piggyback registration rights.  The managing underwriter of any underwritten offering will have the right to limit, due to marketing reasons, the number of shares registered by these holders to 25% of the total shares covered by the registration statement.  The parties to the IRA have waived their respective piggyback rights in connection with the filing of the registration statement relating to this prospectus.

Form S-3 Registration Rights

The holders of shares having registration rights can request that we register all or a portion of their shares on Form S-3 if we are eligible to file a registration statement on Form S-3 and the aggregate price to the public of the shares offered is at least $2,000,000. We are required to file no more than one registration statement on Form S-3 upon exercise of these rights in any 12-month period; provided, however, that the filing of the registration statement relating to this prospectus shall not count against such requirement. We may postpone the filing of a registration statement on Form S-3 for up to 90 days once in a 12-month period if we determine that the filing would be seriously detrimental to us and our stockholders.

Registration Expenses

We will pay all expenses incurred in connection with exercise of demand and piggyback registration rights, except for underwriting discounts and commissions. However, we will not pay for any expenses of any demand registration if the request is subsequently withdrawn by the holders of a majority of the shares requested to be included in such a registration statement, subject to limited exceptions. The expenses associated with exercise of Form S-3 registration rights will be borne pro rata by the holders of the shares registered on such Form S-3.

Expiration of Registration Rights

The registration rights under the IRA described above will expire after February 23, 2017.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, National Association.

Stock Exchange Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “AMRS.”

ANTI-TAKEOVER PROVISIONS

The provisions of Delaware law, our restated certificate of incorporation and our restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

Delaware Law

Section 203 of the Delaware General Corporation Law prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

•	the transaction is approved by the Board of Directors prior to the time that the interested stockholder became an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
at or subsequent to such time that the stockholder became an interested stockholder the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

If Section 203 applied to us, the restrictions could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, could discourage attempts to acquire us.

A Delaware corporation may “opt out” of the restrictions on business combinations contained in Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares.  We have agreed to opt out of Section 203 through our certificate of incorporation, but our certificate of incorporation contains substantially similar protections to our company and stockholders as those afforded under Section 203, except that we have agreed with Total that it and its affiliates will not be deemed to be “interested stockholders” under such protections.

Restated Certificate of Incorporation and Restated Bylaw Provisions

Our restated certificate of incorporation and our restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management team, including the following:

•
Board of Directors Vacancies.  Our restated certificate of incorporation and restated bylaws authorize only our Board of Directors to fill vacant directorships.  In addition, the number of directors constituting our Board of Directors will be set only by resolution adopted by a majority vote of our entire Board of Directors.  These provisions prevent a stockholder from increasing the size of our Board of Directors and gaining control of our Board of Directors by filling the resulting vacancies with its own nominees.

•
Classified Board.  Our restated certificate of incorporation and restated bylaws provide that our Board of Directors is classified into three classes of directors.  The existence of a classified board could delay a successful tender offeror from obtaining majority control of our Board of Directors, and the prospect of that delay might deter a potential offeror.  Pursuant to Delaware law, the directors of a corporation having a classified board may be removed by the stockholders only for cause.  In addition, stockholders will not be permitted to cumulate their votes for the election of directors.

•
Stockholder Action; Special Meeting of Stockholders.  Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders.  Our restated bylaws further provide that special meetings of our stockholders may be called only by a majority of our Board of Directors, the chairman of our Board of Directors, our chief executive officer or our president.

•
Advance Notice Requirements for Stockholder Proposals and Director Nominations.  Our restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders.  Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice.  These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

•
Issuance of Undesignated Preferred Stock.  Under our restated certificate of incorporation, our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the Board of Directors.  The existence of authorized but unissued shares of preferred stock enables our Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

In addition, we have an agreement with Total that, so long as Total holds at least 10% of our voting securities, we are required to notify Total if our Board of Directors seeks to cause the sale of the company or if we receive an offer to acquire us.  In the event of such decision or offer, we are required to provide Total with all information given to an offering party and provide Total with an exclusive negotiating period of 15 business days in the event the Board of Directors authorizes us to solicit offers to buy our company, or five business days in the event that we receive an unsolicited offer to purchase us. These rights of Total may have the effect of delaying, deferring or discouraging another person from acquiring our company.

LEGAL MATTERS

The validity of the issuance of the Shares offered hereby will be passed upon for us by Fenwick & West LLP, Mountain View, California.

EXPERTS

The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting of Amyris, Inc. (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to Amyris Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Novvi LLC incorporated in this Prospectus by reference to Amyris Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of Pannell Kerr Forster of Texas, P.C., an independent auditor, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the filing requirements of the Securities Exchange Act of 1934, as amended.  Therefore, we file periodic reports, proxy statements and other information with the SEC.  Such reports, proxy statements and other information may be obtained by visiting the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically.

We make our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with or furnished to the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act) until we terminate this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement. We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 31, 2015;

•	our definitive proxy statement for our 2015 Annual Meeting of Stockholders, filed with the SEC on April 6, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 7, 2015;

•	our Current Reports on Form 8-K filed on January 15, 2015, January 29, 2015 and February 26, 2015 (two filed on such date); and

•
the description of our common stock contained in our registration statement on Form 8-A filed April 16, 2010, under the Securities Act, including any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings by writing or telephoning us at the following address and number:

Amyris, Inc.,
5885 Hollis Street, Suite 100
Emeryville, California
Attention: Investor Relations
+1 (510) 740-7481

Copies of these filings are also available free of charge through a link on the Investors section of our website located at www.amyris.com (under “SEC Filings”) as soon as reasonably practicable after they are filed with the SEC.  The information contained on our website is not a part of this prospectus.

PROSPECTUS

15,836,454 shares

AMYRIS, INC.

Common Stock

May 12, 2015

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions, if any, in connection with this offering.  All amounts shown are estimates except for the SEC registration fee:

SEC registration fee		$4,030
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$	*
____________
*Estimated expenses not presently known.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended.

As permitted by the Delaware General Corporation Law, the registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

•	any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the registrant’s restated bylaws provide that:

•	the registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•
the registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

In addition, the registrant has entered into indemnity agreements with each of its current directors and executive officers to provide them with additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections.  The indemnification provisions in the registrant’s restated certificate of incorporation and restated bylaws and the indemnification agreements entered into between the registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the registrant’s directors and executive officers for liabilities arising under the Securities Act of 1933, as amended.

The registrant currently carries liability insurance for its directors and officers.

One of the registrant’s directors (John Doerr) is also indemnified by his employer with regard to his service on the registrant’s board of directors.

Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein:

Exhibit Number	Description
3.01	Restated Certificate of Incorporation
3.03	Restated Bylaws
4.03	Registration Rights Agreement
4.04	Letter Agreement re: Registration Rights
4.05	Registration Rights Agreement
4.06	Registration Rights Agreement
4.07	Amended and Restated Investors’ Rights Agreement
4.08	Amendment No. 1 to Amended and Restated Investors’ Rights Agreement
4.09	Amendment No. 2 to Amended and Restated Investors’ Rights Agreement
4.10	Amendment No. 3 to Amended and Restated Investors’ Rights Agreement
4.11	Amendment No. 4 to Amended and Restated Investors’ Rights Agreement
4.12	Amendment No. 5 to Amended and Restated Investors’ Rights Agreement

ITEM 16.	EXHIBITS

Please see the Exhibit Index beginning on page II-7 of this registration statement.

ITEM 17.	UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided , however , that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on May 12, 2015.

AMYRIS, INC.

/s/ John G. Melo
John G. Melo
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John G. Melo, Raffi Asadorian and Nicholas Khadder, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John G. Melo	Director, President and Chief Executive Officer	May 12, 2015
John G. Melo	(Principal Executive Officer)

/s/ Raffi Asadorian	Chief Financial Officer	May 12, 2015
Raffi Asadorian	(Principal Financial Officer)

/s/ Karen Weaver	Vice President, Finance	May 12, 2015
Karen Weaver	(Principal Accounting Officer)

/s/ Philippe Boisseau	Director	May 12, 2015
Philippe Boisseau

/S/ Nam-Hai Chua	Director	April 24, 2015
Nam-Hai Chua, Ph.D.

/s/ John Doerr	Director	May 12, 2015
John Doerr

/s/ Geoffrey Duyk	Director	April 24, 2015
Geoffrey Duyk, M.D., Ph.D.

/s/ Carole Piwnica	Director	May 12, 2015
Carole Piwnica

/s/ Fernando Reinach	Director	April 22, 2015
Fernando Reinach, Ph.D.

/s/ HH Sheikh Abdullah bin Khalifa Al Thani	Director	April 26, 2015
HH Sheikh Abdullah bin Khalifa Al Thani

/s/ R. Neil Williams	Director	May 12, 2015
R. Neil Williams

/s/ Patrick Yang	Director	May 4, 2015
Patrick Yang, Ph.D.

EXHIBIT INDEX

Exhibit		Previously Filed				Filed
Number	Description	Form	File No.	Filing Date	Exhibit	Herewith
3.01	Restated Certificate of Incorporation	10-Q	001-34885	November 10, 2010	3.01
3.02	Certificate of Amendment dated May 12, 2014 of the Restated Certificate of Incorporation	10-Q	001-34887	August 8, 2014	3.02
3.03	Restated Bylaws	10-Q	001-34885	November 10, 2010	3.02
4.01	Specimen of Common Stock Certificate	S-1	333-166135	July 6, 2010	4.01
4.02	Common Stock Purchase Agreement dated February 24, 2015 by and between registrant and Nomis Bay Ltd.	8-K	001-34885	February 26, 2015	10.1
4.03	Registration Rights Agreement dated February 24, 2015 by and between the registrant and Nomis Bay Ltd.	8-K	001-34885	February 26, 2015	4.1
4.04	Amended and Restated Letter Agreement re: Certain Registration Rights dated May 8, 2014 between registrant and the purchasers listed therein	10-Q	001-34885	August 8, 2014	4.01
4.05	Registration Rights Agreement dated July 30, 2012 between registrant and Total	10-Q	001-34885	November 4, 2013	4.03
4.06	Registration Rights Agreement dated February 27, 2012 between the registrant and registrant’s security holders listed therein	S-3	333-180005	March 9, 2012	4.04
4.07	Amended and Restated Investors’ Rights Agreement dated June 21, 2010 among registrant and registrant’s security holders listed therein	S-1	333-166135	June 23, 2010	4.02
4.08	Amendment No. 1 to Amended and Restated Investors’ Rights Agreement dated February 23, 2012 among registrant and registrant’s security holders listed therein	S-3	333-180005	March 9, 2012	4.06
4.09	Amendment No. 2 to Amended and Restated Investors’ Rights Agreement dated December 24, 2012 among registrant and registrant’s security holders listed therein	10-K	001-34885	March 28, 2013	4.04
4.10	Amendment No. 3 to Amended and Restated Investors’ Rights Agreement dated March 27, 2013 among registrant and registrant’s security holders listed therein	10-Q	001-34885	June 9, 2013	4.02
4.11	Amendment No. 4 to Amended and Restated Investors’ Rights Agreement dated October 16, 2013 among registrant and registrant’s security holders listed therein	10-K	001-34885	April 2, 2014	4.06
4.12	Amendment No. 5 to Amended and Restated Investors’ Rights Agreement dated December 24, 2013 among registrant and registrant’s security holders listed therein	10-K	001-34885	April 2, 2014	4.07
4.13	Side Letter dated June 21, 2010 between registrant and Total Gas & Power USA, SAS	S-1	333-166135	June 23, 2010	4.19
5.01	Opinion of Fenwick & West LLP regarding the Securities					X

Exhibit		Previously Filed				Filed
Number	Description	Form	File No.	Filing Date	Exhibit	Herewith
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)	X
23.02	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm	X
23.03	Consent of Pannell Kerr Forster of Texas, P.C.	X
24.01	Power of attorney (included on the signature page)	X
__________________________
*  To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.